Exhibit 99.5

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

TRAFFIC.COM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Special Meeting of Stockholders , 2007

The undersigned stockholder of TRAFFIC.COM, INC. (“Traffic.com”), revoking all previous proxies, hereby constitutes and appoints Brian J. Sisko and Relland Winand, and each of them acting individually, as the agents and proxies of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the Special Meeting of Stockholders of Traffic.com to be held on            , 2007 at           a.m., Eastern Standard Time, at the Valley Forge Suites, 888 Chesterbrook Blvd., Wayne, Pennsylvania 19087, and to vote all shares of common stock of Traffic.com which the undersigned would be entitled to vote if personally present at the Special Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the matters set forth on the reverse side hereof:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting or any adjournment thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE MERGER AGREEMENT, NOTICE OF THE SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

(Continued and to be signed on reverse side.)

1.

Adoption of the Agreement and Plan of Merger, dated as of November 5, 2006, by and among Traffic.com, NAVTEQ Corporation, NAVTEQ Holdings B.V., a wholly-owned subsidiary of NAVTEQ and NAVTEQ Holdings Delaware, Inc., a wholly-owned subsidiary of NAVTEQ Holdings B.V., pursuant to which Traffic.com will be merged with and into NAVTEQ Holdings Delaware, Inc.

	☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

	☐	Please check here if you plan to attend the Special Meeting in person.

Please sign this Proxy exactly as name(s) appear in address below. When shares are held jointly, each holder should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations should sign with full corporate name by a duly authorized officer and affix the corporate seal. Partnerships should sign in partnership name by a duly authorized person.

Signature(s)				Date